EXHIBIT 10.8

CHARLOTTE RUSSE HOLDING, INC.

RESTRICTED STOCK AWARD GRANT NOTICE

1999 EQUITY INCENTIVE PLAN

Charlotte Russe Holding, Inc. (the “Company”), pursuant to its 1999 Equity Incentive Plan (the “Plan”), hereby awards to Participant the right to acquire the number of shares of the Company’s Common Stock set forth below (this “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement and the Plan, both of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Number of Shares Subject to this Award:
Consideration:	Participant’s Services

Vesting Schedule:	Subject to the limitations contained herein, the shares subject to this Award shall vest as follows, provided that vesting shall cease in the event of the Participant’s Status Change:

[1/3 of the Shares subject to this Award shall vest in approximately equal installments (as adjusted for rounding when necessary) on the first three anniversaries of the Date of Grant; provided, however, that if any such anniversary of the Date of Grant falls on a weekend or holiday, such vesting date is the next business day.]

[OR]

[The applicable percentage of Shares shall vest on the third anniversary of the Date of Grant according to the following table if and only if the Compensation Committee of the Company’s Board of Directors in its sole discretion determines that the Company ranks at least in the 25th percentile of the Peer Group (as defined below) with respect to the Three-Year Total Stockholder Return (as defined below); provided, however, that if the third anniversary of the Date of Grant falls on a weekend or holiday, such vesting date is the next business day:

The Company’s Three-Year Total Stockholder Return(1) Compared to the Peer Group	Percentage of Shares that Vest (2)
Less than the 25th Percentile	0%
25th Percentile	33 1/3%
50th Percentile	66 2/3%
75th Percentile or Greater	100%

(1)	For purposes of this Award, the “Three-Year Total Stockholder Return” is the change in market valuation from the first day of the fiscal year 2008 through the last day of the Company’s fiscal year 2010. The “Peer Group” shall be comprised of the following companies: Aeropostale, Inc.; bebe stores, Inc.; Buckle Inc.; Guess? Inc.; Hot Topic, Inc.; J. Crew Group, Inc.; Pacific Sunwear of CA, Inc.; Skechers U.S.A., Inc.; Tween Brands, Inc.; Urban Outfitters Inc.; and Wet Seal, Inc.
(2)	The percentage of Shares that vest for Three-Year Total Stockholder Returns between the 25th and 75th percentiles shall be calculated on a linear scale from 33 1/3% to 100%.]

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

CHARLOTTE RUSSE HOLDING, INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS:        Restricted Stock Award Agreement, 1999 Equity Incentive Plan

CHARLOTTE RUSSE HOLDING, INC.

1999 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Award Agreement (collectively, the “Award”) and in consideration of your past services, Charlotte Russe Holding, Inc. (the “Company”) has awarded you a stock award under its 1999 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Capitalized terms not explicitly defined in this Restricted Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. VESTING. The shares will vest as provided in the Vesting Schedule set forth in your Grant Notice, provided that vesting shall cease upon your Status Change. “Vested Shares” shall mean shares that have vested in accordance with the Vesting Schedule, and “Unvested Shares” shall mean shares that have not vested in accordance with the Vesting Schedule.

2. NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in section 8.6 of the Plan.

3. SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4. RIGHT OF REACQUISITION. The Company shall simultaneously with your Status Change automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative within 90 days after your Status Change, and the Company will in such case also instruct its transfer agent to release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its reacquisition right as to all of the Unvested Shares, then upon such Status Change, the transfer agent shall, upon the instruction of the Company, transfer to the Company the number of Unvested Shares the Company is reacquiring. The Reacquisition Right shall expire when all of the shares have become Vested Shares.

5. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an affiliate, or on the part of the Company or an affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an affiliate.

6. WITHHOLDING OBLIGATIONS.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with your Award.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares otherwise issuable to you a number of whole shares having a Fair Market Value, determined by the Company as of the date of issuance, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) Unless the tax withholding obligations of the Company and/or any affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow or restricted book entry form provided for herein.

7. TAX CONSEQUENCES. You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You understand that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income to you the fair market value of the shares as of the date any restrictions on the shares lapse (that is, as of the date on which part or all of the shares vest). In this context, “restriction” includes the right of the Company to reacquire the shares pursuant to its Reacquisition Right. You understand that you may elect to be taxed on the fair market value of the shares at the time the shares are acquired rather than when and as the Company’s Reacquisition Right expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the date you acquire the shares pursuant to your Award. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THE FILING ON YOUR BEHALF. You further acknowledge that you are aware that should you file an election under Section 83(b) of the Code and then subsequently forfeit the shares, you will not be able to report as a loss the value of any shares forfeited and will not get a refund of any of the tax paid.

8. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

9. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

10. TRANSFER RESTRICTIONS. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the shares while such shares are Unvested Shares or continue to be held by the Company’s transfer agent in restricted book entry form; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. After any shares have been released to you from restricted book entry form, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the shares except in compliance with the provisions herein, applicable securities laws and the Company’s policies. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares pursuant to this Agreement.

11. NON-TRANSFERABILITY OF THE AWARD. Your Award (except for Vested Shares issued pursuant thereto) is not transferable except by will or by the laws of descent and distribution.

12. RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends, if any, as determined by the Company.

13. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.